Exhibit 2

JOINT FILING AGREEMENT

The undersigned hereby agree to jointly prepare and file with the applicable regulatory authorities this Schedule 13G or Schedule 13D and any future amendments thereto reporting each of the undersigned’s ownership of securities of the issuer named herein, and hereby affirm that such Schedule 13G or Schedule 13D is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that she or it knows or has reason to believe that such information is inaccurate.
Dated: March 27, 2020.

/s/ Shelby J. Butterfield
Shelby J. Butterfield

ESTATE OF STEPHEN F. BUTTERFIELD

By: /s/ Shelby J. Butterfield
        Shelby J. Butterfield
        Personal Representative

BUTTERFIELD FAMILY TRUST

By: /s/ Shelby J. Butterfield
        Shelby J. Butterfield
        Co-Trustee
        1